EXHIBIT 32.2

                        CERTIFICATION OF PERIODIC REPORT
                         Pursuant to 18 U.S.C. ss. 1350

     Pursuant to, and for purposes only of, 18 U.S.C. ss. 1350, the undersigned hereby certifies that (i) this Amendment to Annual Report on Form 10-K/A of Shore Bancshares, Inc. for the year ended December 31, 2003 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shore Bancshares, Inc.


Date:    June 30, 2004                    /s/ Susan E. Leaverton
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                                          Susan E. Leaverton
                                          Treasurer/Principal Accounting Officer